Exhibit 10.1.e

AGL RESOURCES INC.
LONG-TERM INCENTIVE PLAN (1999)

PERFORMANCE UNIT AGREEMENT

This Agreement sets forth the terms of Performance Units awarded under the above-named Plan.

Name of Participant: ___________________________________________________________________________________

Date of Award:____________________________ Number of Performance Units:_______________________________

Vesting: The performance units shall first become vested as follows:

☐ _______ percent of performance units vested on the first anniversary of the date of award;
     _______ percent of performance units vested on each successive anniversary of the date of award.

☐ Other:__________________________________________________________________________________

☐ Performance Criteria:______________________________________________________________________

__________________________________________________________________________________

Notwithstanding the above, performance units awarded hereunder shall become vested upon a Change of Control of AGL Resources Inc. (as defined in the Plan), in a prorated amount based on the number of days of the performance period which has been completed and with performance deemed to have been met at “target” level . In the event of the Participant’s termination of employment for any reason, any portion of the award which is not vested shall be forfeited immediately.

Transferability: The Participant may not transfer performance units.

This Performance Unit Agreement is subject to the terms and conditions of the Plan. The Participant has received a copy of the Plan’s prospectus, including a copy of the Plan. The Participant agrees to the terms of this Performance Unit Agreement, which may be amended only upon a written agreement signed by the parties hereto.

This _______ day of ____________________, 20___.

AGL RESOURCES INC.     PARTICIPANT:

By: _____________________________________   ____________________________________________
Melanie M. Platt, Corporate Secretary